UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2008
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

             On June 19, 2008, the Compensation Committee (the "Committee") of the Board of Directors of RF Micro Devices, Inc. (the "Company") determined that potential senior manager annual cash bonuses and potential employee semi-annual cash bonuses (each, a "Cash Award") for fiscal 2009, in accordance with the terms and conditions of the Company's existing Cash Bonus Plan, will be based on publicly reported non-GAAP operating profit from the Company's continuing operations excluding gain or loss from divestitures and restructuring charges.  No Cash Awards will be earned unless the threshold level of operating profit has been achieved and the Committee has the discretion to eliminate generally non-recurring, one-time events when calculating the Company's non-GAAP operating profit for fiscal 2009.

            No employee will receive a Cash Award that is greater than 200% of the target amount, as established by the Committee.  The target Cash Award percentage for each of the Company's named executive officers as a percentage of fiscal 2009 base salary is set forth below:

Name:                                                                                      Target Cash Award Percentage

Robert A. Bruggeworth                                                                                100%
President and Chief Executive Officer

Steven E. Creviston                                                                                       75%
Corporate Vice President and
President of Cellular Products Group

William A. Priddy, Jr.                                                                                     75%
Chief Financial Officer and
Corporate Vice President of Administration

Jerry D. Neal                                                                                                 75%
Executive Vice President of
Marketing and Strategic Development

Robert M. Van Buskirk                                                                                  75%
Corporate Vice President and
President of Multi-Market Products Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
                                                                                   William A. Priddy, Jr.
                                                                                   Chief Financial Officer, Corporate Vice
                                                                                   President of Administration and Secretary

Date:    June 25, 2008